Exhibit 99

PRESS RELEASE

Sanmina-SCI Contact:

Paige Bombino

Investor Relations

+1.408.964.3610

FOR IMMEDIATE RELEASE

SANMINA-SCI ISSUES REVISED FOURTH QUARTER AND FISCAL YEAR END RESULTS AND ANNOUNCES FILING OF FISCAL 2004 FORM 10-K ANNUAL REPORT

SAN JOSE, CA (December 29, 2004) — Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported revised financial results for its fourth fiscal quarter and fiscal year ended October 2, 2004.  The Company had previously issued a press release announcing its results for the fourth quarter and 2004 fiscal year on October 28, 2004.  The Company also announced that, concurrent with this press release, it is filing its report on Form 10-K for fiscal 2004 with the U.S. Securities and Exchange Commission.

As previously indicated in the Company’s press release on December 17, 2004, the Company estimated that the effect of any adjustments resulting from the completion of its reviews at the plant mentioned in the release, together with the net effect of other adjustments, could potentially result in a charge to income increasing its GAAP loss per share for fiscal 2004 by an amount ranging from $(0.00) to $(0.03) per share as compared to the Company’s previously announced results for fiscal 2004.  After the completion of the company’s 2004 fiscal year audit, the net effect of these adjustments increased the GAAP loss per share by $(0.01) from the $(0.01) amount previously announced to $(0.02) per share.  Non-GAAP earnings per share were not affected by the adjustments.  Updated financial results are summarized below and set forth in detail in the financial statements accompanying this release.

FINANCIAL RESULTS	Q4:2004	Q4:2003	FY2004	FY2003
(In thousands, except per share data)
Revenue	$3,302,157	$2,732,013	$12,204,607	$10,361,434
GAAP:
Net Income (loss)	$5,338	$(85,653)	$(11,398)	$(137,157)
Earnings (loss) per share	$0.01	$(0.17)	$(0.02)	$(0.27)
Non-GAAP: (1)
Operating Income	$78,045	$49,333	$260,826	$142,484
Operating Margin	2.4%	1.8%	2.1%	1.4%
Net Income	$39,518	$13,961	$126,675	$28,271
Diluted earnings per share	$0.08	$0.03	$0.24	$0.06

(1)   Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors.

The net effect of the recording of the adjustments in the fourth quarter was, among other things, an increase in GAAP selling, general and administrative expenses due to the recordation of certain stock-based compensation charges of $2.4 million, an increase in interest expense resulting from the recordation of imputed interest of $2.0 million related to a transaction in which the Company resolved the acquisition of certain minority interests in one of its subsidiaries and an increase in restructuring charges of $1.1 million.

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Non-GAAP Financial Information

In the summary table set forth above, we present the following Non-GAAP financial measures:  operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, including those presented in the attached financial statements, we exclude charges or gains relating to: restructuring (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization of intangible assets, extraordinary gains or losses, non-cash interest and amortization expense and other infrequent or unusual items, to the extent material, which we consider to be of a non-operational nature in the applicable period..   We have also provided a non-GAAP income tax provision to exclude the tax effect of the items excluded in computing the non-GAAP financial measures.

We have furnished these Non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our company and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company’s fiscal year 2004 Annual Report on Form 10-K filed today with the Securities Exchange Commission.

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Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3500

Sanmina - SCI Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 2, 2004			Three Months Ended September 27, 2003
	Non-GAAP (1)	Non-GAAP Adjustments	GAAP	Non-GAAP (1)	Non-GAAP Adjustments	GAAP

Net sales	$3,302,157	$—	$3,302,157	$2,732,013	$—	$2,732,013
Cost of sales	3,126,747	—	3,126,747	2,602,859	—	2,602,859

Gross profit	175,410	—	175,410	129,154	—	129,154

Operating expenses:
Selling, general and administrative	89,208	2,400	91,608	72,490	—	72,490
Research and development	8,157	—	8,157	7,331	—	7,331
Amortization of intangibles	—	2,087	2,087	—	1,733	1,733
Write-down of long-lived assets	—	—	—	—	95,600	95,600
Integration costs	—	160	160	—	2,472	2,472
Restructuring costs	—	28,925	28,925	—	14,926	14,926

Total operating expenses	97,365	33,572	130,937	79,821	114,731	194,552

Operating income (loss)	78,045	(33,572)	44,473	49,333	(114,731)	(65,398)

Other income (expense), net	(21,499)	(9,194)	(30,693)	(28,493)	(27,445)	(55,938)

Income (loss) before provision for income taxes	56,546	(42,766)	13,780	20,840	(142,176)	(121,336)

Provision (benefit) for income taxes	17,028	(5,003)	12,025	6,879	(42,562)	(35,683)

Income (loss) from continuing operations	39,518	(37,763)	1,755	13,961	(99,614)	(85,653)

Extraordinary gain (net of tax)	—	3,583	3,583	—	—	—

Net income (loss)	$39,518	$(34,180)	$5,338	$13,961	$(99,614)	$(85,653)

Earnings (loss) per share from continuing operations:
Basic:	$0.08		$—	$0.03		$(0.17)
Diluted	$0.08		$—	$0.03		$(0.17)

Earnings per share from extraordinary gain, net of tax
Basic:	$—		$0.01	$—		$—
Diluted	$—		$0.01	$—		$—

Earnings (loss) per share:
Basic	$0.08		$0.01	$0.03		$(0.17)
Diluted	$0.08		$0.01	$0.03		$(0.17)

Shares used in computing per share amounts:
Basic	517,596		517,596	510,732		510,732
Diluted	522,152		522,152	517,725		510,732

(1)          Non-GAAP results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual items charges, extraordinary gains, and non-cash interest and amortization expense, as described further in the text of this press release.

	Year Ended October 2, 2004			Year Ended September 27, 2003
	Non-GAAP (1)	Non-GAAP Adjustments	GAAP	Non-GAAP (1)	Non-GAAP Adjustments	GAAP

Net sales	$12,204,607	—	$12,204,607	$10,361,434	—	$10,361,434
Cost of sales	11,584,384	—	11,584,384	9,898,964	—	9,898,964

Gross profit	620,223	—	620,223	462,470	—	462,470

Operating expenses:
Selling, general and administrative	329,995	4,991	334,986	305,034	1,700	306,734
Research and development	29,402	—	29,402	14,952	—	14,952
Amortization of intangibles	—	8,547	8,547	—	6,596	6,596
Write-down of long-lived assets	—	—	—	—	95,600	95,600
Integration costs	—	4,203	4,203	—	10,720	10,720
Restructuring costs	—	137,384	137,384	—	105,744	105,744

Total operating expenses	359,397	155,125	514,522	319,986	220,360	540,346

Operating income (loss)	260,826	(155,125)	105,701	142,484	(220,360)	(77,876)

Other income (expense), net	(84,888)	(36,394)	(121,282)	(100,281)	(20,050)	(120,331)

Income (loss) before provision for income taxes	175,938	(191,519)	(15,581)	42,203	(240,410)	(198,207)

Provision (benefit) for income taxes	49,263	(49,863)	(600)	13,932	(74,982)	(61,050)

Income (loss) from continuing operations	126,675	(141,656)	(14,981)	28,271	(165,428)	(137,157)

Extraordinary gain (net of tax)	—	3,583	3,583	—	—	—

Net income (loss)	$126,675	$(138,073)	$(11,398)	$28,271	$(165,428)	$(137,157)

Earnings (loss) per share from continuing operations:
Basic:	$0.25		$(0.03)	$0.06		$(0.27)
Diluted	$0.24		$(0.03)	$0.06		$(0.27)

Earnings per share from extraordinary gain, net of tax
Basic:	$—		$0.01	$—		$—
Diluted	$—		$0.01	$—		$—

Earnings (loss) per share:
Basic	$0.25		$(0.02)	$0.06		$(0.27)
Diluted	$0.24		$(0.02)	$0.06		$(0.27)

Shares used in computing per share amounts:
Basic	515,803		515,803	510,102		510,102
Diluted	527,460		515,803	513,515		510,102

(1)          Non-GAAP results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual items, extraordinary gains, and non-cash interest and amortization expens, as described further in the text of this press release.

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	October 2, 2004	September 27, 2003
	(Unaudited)	(Derived from audited financials)
ASSETS

Current assets:
Cash and short-term investments	$1,128,667	$1,082,988
Accounts receivable, net	1,668,973	1,576,392
Inventories, net	1,064,518	977,799
Deferred income taxes	303,965	362,124
Prepaid expenses and other	96,523	109,862

Total current assets	4,262,646	4,109,165

Property, plant and equipment, net	782,642	902,868
Goodwill	2,254,979	2,223,422
Other assets	246,369	155,447

Total assets	$7,546,636	$7,390,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$609,746	$3,489
Accounts payable	1,630,833	1,506,998
Accrued liabilities	381,123	394,906
Accrued payroll and related benefits	164,357	130,660

Total current liabilities	2,786,059	2,036,053

Long-term liabilities:
Convertible subordinated debentures	520,818	1,103,537
Long-term debt	790,559	822,093
Deferred income taxes	—	30,940
Other	94,489	75,025

Total stockholders’ equity	3,354,711	3,323,254

Total liabilities and stockholders’ equity	$7,546,636	$7,390,902